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                                                                   EXHIBIT 10.53


                    SECOND AMENDMENT TO CONSULTING AGREEMENT


         This Second Amendment to Consulting Agreement is dated as of September 21, 1995 and is by and between Gary White ("Consultant"), Lomas Financial Corporation (the "Company"), Lomas Mortgage USA, Inc. ("LMUSA") and ST Lending, Inc. ("STL").

         WHEREAS, the parties have come to recognize over the course of Consultant's retention that the business of the Company is inextricably linked to the operations of its principal subsidiary, LMUSA, and LMUSA's subsidiary, STL; and

         WHEREAS, the parties have come to recognize over the same period that the greatest portion of Consultant's time and effort must be devoted to LMUSA, and LMUSA's subsidiary, STL, if the Company is to preserve its value to its shareholders; and

         WHEREAS, the parties wish to formalize the contractual relationship between LMUSA, STL and Consultant;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and for other good and valuable consideration, the parties agree as follows:

         1. Position. In addition to continuing to be an officer of the Company with the title of Senior Vice President - Control and serving as a consultant to the Company, Consultant shall continue to be an officer of LMUSA with the title of Executive Vice President and an officer of STL with the title of Senior Vice President & Controller and shall serve as a consultant to LMUSA and STL and render such advice and services to LMUSA and STL as reasonably may be requested by the Chief Executive Officer or the Board of Directors of LMUSA and STL. Consultant shall devote such time as is necessary to the performance of his duties for LMUSA and STL. Sections 1 and 3 of the Consulting Agreement dated as of November 1, 1994 (the "Consulting Agreement") are amended accordingly.

         2. Termination. Consultant's consulting term with LMUSA and STL shall be co-terminus with his retention by the Company subject to the terms of the Consulting Agreement. Consultant's retention by LMUSA and STL may only be terminated concurrently with his retention by the Company as provided in
Section 6 of the Consulting Agreement.

         3.      Specific Amendments.

                 (a) Section 2 of the Consulting Agreement is hereby amended and restated in its entirety to read as follows:

                          2. Term of Agreement. Consultant shall be retained by the Company for a period commencing on December 1, 1994 (the "Effective Date"), and terminating on September 30, 1997 (the "Consulting Term").
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                 (b)      Section 3 of the Consulting Agreement is hereby
         amended and restated in its entirety to read as follows:

                          3. Position and Responsibilities. Consultant agrees to serve as a consultant to the Company and its subsidiaries and affiliates and to render such advice and services to the Company and its subsidiaries and affiliates as reasonably may be requested by the Chief Executive Officer or the Board of Directors of the Company. The services to be performed by Consultant under this Agreement shall include, but not be limited to, the performance of the services (including supervisory services) that Consultant was performing in the period immediately preceding the Effective Date, and Consultant shall continue to perform such services during the Consulting Term unless and until another person is designated to perform any of such services by the Chief Executive Officer or the Board of Directors. Consultant shall devote substantially all his working time and effort to rendering services under this Agreement. During the Consulting Term Consultant shall make himself available in person to render such services at the Company's headquarters location on a regular basis equivalent to not less than five days per week, allowing for reasonable and customary vacations and taking into account the nature of the services provided.

                 (c) Section 4 of the Consulting Agreement is hereby amended and restated in its entirety as follows:

                          4. Compensation. (a) The Company shall pay Consultant (i) a monthly retainer (the "Retainer") of $18,400 during the Consulting Term, (ii) a bonus of $50,000 on or before September 30, 1995, (the "1995 Bonus"), (iii) a bonus of $165,600 on or before September 30, 1996 (the "1996 Bonus") and (iv) a bonus of $165,600 on or before September 30, 1997 (the "1997 Bonus" and, together with the 1995 and 1996 Bonuses, the "Bonuses").

                          (b) During the Consulting Term, the Company shall continue the participation of Consultant and his spouse in all employee benefit arrangements of the Company that provide life insurance and health, medical, hospitalization and similar benefits, to the extent that Consultant and his spouse are covered under existing policies, if any, on a basis no less favorable than that on which they are currently covered under any such plan or policy.

                          (c) All outstanding stock options granted to Consultant prior to the date of his retirement under any stock incentive plan of the Company shall be fully vested as of such date and shall continue to be exercisable for the remainder of their terms.

                          (d)     Consultant shall not be eligible to
                 participate in the "success bonus" arrangement established by the Compensation Committee of the Board of





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                 Directors for senior executives of the Company in connection with the sale of all or a substantial portion of the Company.

                 (d) Subsection 6.(a) of the Consulting Agreement is hereby amended and restated in its entirety to read as follows:

                          6. Termination and Liquidated Damages. (a) This Agreement and Consultant's retention hereunder may be terminated at any time by either party upon sixty (60) days prior written notice to the other party. In the event of (i) such a termination by the Company, other than a termination for "Cause," as hereinafter defined, or (ii) a termination at any time by Consultant as a result of a breach of this Agreement by the Company, Consultant shall be entitled to receive as liquidated damages an amount in cash equal to the unpaid portion of the Bonuses.

                 (e) Subsection 7.(a) of the Consulting Agreement is hereby amended and restated in its entirety to read as follows:

                          7.      Status; Taxes.

                          (a) Status of Consultant. During the Consulting Term, Consultant shall not be an employee of the Company, LMUSA or STL, and shall not be entitled to participate in any employee benefit plans or other benefits or conditions of employment available to the employees of the Company except to the extent set forth in paragraphs 4(b), (c) and (d). Consultant shall have no authority to act as an agent of the Company, LMUSA or STL, except on authority specifically so delegated, and he shall not represent to the contrary to any person. Consultant shall only consult, render advice and perform such tasks as Consultant determines are necessary to achieve the results specified by the Company, LMUSA or STL. Although the Company, LMUSA or STL may specify the results to be achieved by the Consultant and may control and direct him in that regard, the Company, LMUSA and STL shall not control or direct the Consultant as to the details or means by which such results are accomplished.

                 (f) Section 11 of the Consulting Agreement is hereby deleted in its entirety and Section 12 of the Consulting Agreement is redesignated as Section 11. The new Subsections 11(b) and (g) are hereby amended and restated in their entirety to read as follows:

                          11.     Miscellaneous.

                                     * * *





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                          (b)     Entire Agreement; Amendments.  This Agreement
                 supersedes all prior agreements between Consultant and the Company relating to Consultant's employment and the termination thereof, including, without limitation, the Employment Agreement, and, together with the agreements evidencing the stock options and other awards referred to in Paragraph 4(c) and the documents evidencing the benefits to which Consultant and his spouse are entitled pursuant to Paragraphs 4(b) and (d), contains the entire understanding of the parties with respect to the retention of Consultant by the Company; provided, however, that this Agreement shall not impair any rights or benefits accrued by Consultant under any benefit plan, compensation arrangement or pension, excess retirement or management security plan of the Company prior to the termination of his employment on December 1, 1994. Except as aforesaid, there are no restrictions, agreements, promises, warranties, covenants or undertakings between the parties with respect to the subject matter herein other than those expressly set forth herein. This Agreement may not be altered, modified, or amended except by written instrument signed by the parties hereto.

                                     * * *

                          (g)     Successors; Binding Agreement.  This
                 Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, representatives, successors and assigns.

         4. Indemnification. Consultant shall enjoy the same duty of indemnification from LMUSA and STL as he enjoys from the Company for the performance of Consultant's duties on behalf of LMUSA or STL.

         5. Joint and Several Liability. The liability of LMUSA, STL and the Company for payment of the retainer, bonus, benefits and other perquisites due Consultant under the Consulting Agreement shall be joint and several, without requirement to apportion between LMUSA, STL and the Company the relative time and effort spent on behalf of each by Consultant.

         6. Relation Back. This Second Amendment to Consulting Agreement relates back to the execution of the Consulting Agreement such that LMUSA and STL assume joint and several liability for all of the Company's duties and obligations to Consultant from and after that date to and including the present and ratifies all agreements and understandings between the Company and Consultant.

         7. Execution by LMUSA and STL. LMUSA and STL each join in the execution of this Second Amendment to Consulting Agreement, although not originally a party to the Consulting Agreement, for the purpose of acknowledging the terms of this Second Amendment to Consulting Agreement and to signify that it is contractually bound by the terms hereof.





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                 IN WITNESS WHEREOF, the parties have executed this Second
Amendment to Consulting Agreement as of the date written above.

LOMAS FINANCIAL CORPORATION



By: /s/ LOUIS P. GREGORY
   ---------------------------------------------

Its: Senior Vice President & General Counsel
    --------------------------------------------



LOMAS MORTGAGE USA, INC.



By: /s/ LOUIS P. GREGORY
   ---------------------------------------------

Its: Senior Vice President & General Counsel
    --------------------------------------------



ST LENDING, INC.



By: /s/ LOUIS P. GREGORY
   ---------------------------------------------

Its: Senior Vice President & General Counsel
    --------------------------------------------





             /s/ GARY WHITE
------------------------------------------------
                 Gary White





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